Exhibit (c)(5)
SCENARIO: Phoenix IV Buyout Analysis
PROJECT PHOENIX

10/24/2007	4:47 PM

Structure
Cash	$5,385
Revolver	5,000
Senior Debt	25,000
Subordinated Debt	20,000
Bridge Loan	0
Preferred Stock	0
Common Stock	32,500

Total Sources of Funds	$87,885

Case: Base

SOURCES AND USES OF FUNDS AND FINANCING TERMS	PROJECT PHOENIX
Case: Base	Page 1
($ in thousands except as otherwise noted)
TRANSACTION DATE 12/31/2007

			Pro Forma
		% of	LTM
SOURCES OF FUNDS	$	Capital	EBITDA Mult.
Cash (c)	$5,385	6.1%	0.4x
Revolver	5,000	5.7%	0.8x
Senior Debt	25,000	28.4%	2.7x
Subordinated Debt	20,000	22.8%	4.2x
Seller Note	0	0.0%	4.2x
Preferred Stock	0	0.0%	4.2x
Financial Sponsor Equity	32,500	37.0%	6.7x

Total Sources of Funds	$87,885	100.0%

TRANSACTION SUMMARY

DEBT SOURCES	Amount	Rate
Revolver	5,000	6.50%
Senior Debt	25,000	7.00%
Subordinated Debt	20,000	10.00%
EQUITY SOURCES

	Amount	Ownership

Management Equity from Stock & Option Roll-over *	5,700	14.9%
Management Carry	0	15.0%
Financial Sponsor	32,500	70.1%

Total Equity	$38,200.4	100.0%

*	Management Equity reflects the value of contributed shares and options at the offer price of $14.00
DEBT CAPACITY ANALYSIS

LTM EBITDA PHX I	$13,100
Debt/EBITDA Coverage	5.0x

Implied Debt Capacity	$65,500.0
Reg. T Loan 0.0%	$—

Adj. Debt Capacity	$65,500.0
Less Current Debt	(13,730)

Incremental Debt Capacity	51,769.6
SUMMARY CREDIT / LEVERAGE STATISTICS

	2007 Pro Forma	2008	2009

Total Debt/EBITDA	5.0x	4.2x	4.0x
EBITDA/Interest Expense	3.0x	3.5x	3.7x
(EBITDA — Capex)/Interest Expense	1.9x	2.0x	2.1x
USES OF FUNDS

Purchase of Phoenix I Common Equity	$69,486
Refinance Senior Debt	0
Refinance Capital Lease Obligations	0
Tender of Phx II Shares	14,900
Other	0
Other	0
Transaction Fees and Expenses	3,500

Total Uses of Funds	$87,885

TRADING INFORMATION / VALUATION

	Phoenix I
Enterprise Value	Current	@ Deal
Share Price 10/19/2007	$11.75	$14.00
Fully Diluted Shares (a)	$4,963	4,963
Equity Market Value	$58,318	$69,486
Plus: Debt, Preferred & MI (b)	$13,730	$14,900
Less: Cash	$5,816	$0
Plus: Transaction Costs	$0	$3,500

Enterprise Value	$66,233	$87,885

Multiple Analysis	Current	@ Deal
LTM EBITDA	5.1x	6.7x
2007 P EBITDA	5.4x	7.1x
2008 E EBITDA	4.2x	5.6x
2009 E EBITDA	4.0x	5.3x
2008 E P/E	17.1x	24.7x
2009 E P/E	16.7x	24.2x
Phoenix I ownership of Phx II:

Share Price	10/19/2007	$12.15	$32,139.3
Shares Held		2,645.2
EQUITY SPONSOR IRR CALCULATION

EBITDA Exit Multiple	2011	2012	2013
7.0x	20.6%	25.4%	30.2%
8.0x	26.3%	31.0%	35.7%
9.0x	31.4%	36.0%	40.7%
GOODWILL CALCULATION

Purchase Price of Equity	$84,385.3
Less: Tangible Book Value of Phoenix II	(44,124.9)

$40,260.3

(a)	Fully Diluted Shares equals 5,133,971 shares outstanding plus 212,989 exerciseable options/warrants less 383,708 management roll-over shares and equivalents

(b)	At close of deal existing debt is refinanced and the tender for Phoenix II shares is added as minority interest

(c)	Available cash sets aside the $20M needed for bonding capacity

IMPLIED VALUATION AT VARIOUS OFFER PRICES	PROJECT PHOENIX
Case: Base	Page 2

		PHOENIX I Offer Price
		$ 13.00	$ 14.00	$ 14.50	$ 15.00	$ 15.50	$ 16.00	$ 16.50	$ 17.00	$ 17.50	$ 18.00	$ 19.00
Premium Calculation

Premium to Current Price ($11.75)		10.6%	19.1%	23.4%	27.7%	31.9%	36.2%	40.4%	44.7%	48.9%	53.2%	61.7%

30 Trading Day Avg. Price (a)	$12.19
Premium to 30 Day Avg. Price		6.6%	14.8%	18.9%	23.1%	27.2%	31.3%	35.4%	39.5%	43.6%	47.7%	55.9%

60 Trading Day Avg. Price (a)	$12.61
Premium to 30 Day Avg. Price		3.1%	11.0%	15.0%	19.0%	22.9%	26.9%	30.8%	34.8%	38.8%	42.7%	50.7%

90 Trading Day Avg. Price (a)	$12.99
Premium to 30 Day Avg. Price		0.1%	7.8%	11.6%	15.5%	19.3%	23.2%	27.0%	30.9%	34.7%	38.6%	46.3%

120 Trading Day Avg. Price (a)	$13.08
Premium to 30 Day Avg. Price		-0.6%	7.0%	10.9%	14.7%	18.5%	22.3%	26.1%	30.0%	33.8%	37.6%	45.3%

Enterprise Value Calculation

FD Shares Outstanding (b)		5,313	5,313	5,313	5,313	5,313	5,313	5,313	5,313	5,313	5,313	5,313

Implied Equity Value		69,074	74,388	77,044	79,701	82,358	85,014	87,671	90,328	92,985	95,641	100,955
Plus: Net Debt as of 6/30/07		7,922	7,922	7,922	7,922	7,922	7,922	7,922	7,922	7,922	7,922	7,922
Less: Assumed Cash from Option Exercise (b)		948	2,543	2,543	2,543	2,543	2,543	2,543	2,543	2,543	2,543	2,543

Implied Enterprise Value		$76,049	$79,766	$82,423	$85,080	$87,737	$90,393	$93,050	$95,707	$98,363	$101,020	$106,333

		Implied Valuation Multiples
LTM Revenue	202,760	0.38 x	0.39 x	0.41 x	0.42 x	0.43 x	0.45 x	0.46 x	0.47 x	0.49 x	0.50 x	0.52 x
2007 P Revenue	212,672	0.36 x	0.38 x	0.39 x	0.40 x	0.41 x	0.43 x	0.44 x	0.45 x	0.46 x	0.48 x	0.50 x
FY2008E Revenue (c)	246,382	0.31 x	0.32 x	0.33 x	0.35 x	0.36 x	0.37 x	0.38 x	0.39 x	0.40 x	0.41 x	0.43 x
FY2009E Revenue (c)	301,248	0.25 x	0.26 x	0.27 x	0.28 x	0.29 x	0.30 x	0.31 x	0.32 x	0.33 x	0.34 x	0.35 x

LTM EBITDA	13,100	5.81 x	6.09 x	6.29 x	6.49 x	6.70 x	6.90 x	7.10 x	7.31 x	7.51 x	7.71 x	8.12 x
2007 P EBITDA	12,352	6.16 x	6.46 x	6.67 x	6.89 x	7.10 x	7.32 x	7.53 x	7.75 x	7.96 x	8.18 x	8.61 x
FY2008E EBITDA (c)	15,661	4.86 x	5.09 x	5.26 x	5.43 x	5.60 x	5.77 x	5.94 x	6.11 x	6.28 x	6.45 x	6.79 x
FY2009E EBITDA (c)	16,591	4.58 x	4.81 x	4.97 x	5.13 x	5.29 x	5.45 x	5.61 x	5.77 x	5.93 x	6.09 x	6.41 x

(a)	Based on average closing prices for the respective periods as of 10/19/07.

(b)	Assumes that all in-the-money options convert to common shares: cash from option exercise is assumed to be added to Phoenix II balance sheet.

(c)	Projections as provided by Phoenix I management.

RETURN ANALYSIS	PROJECT PHOENIX
Case: Base	Page 3
($ in thousands except as otherwise noted)

	EXIT YEAR
		12/31/2011			12/31/2012			12/31/2013

Exit Multiple	7.0x	8.0x	9.0x	7.0x	8.0x	9.0x	7.0x	8.0x	9.0x
Exit Year EBITDA	$20,075	$20,075	$20,075	$22,083	$22,083	$22,083	$24,291	$24,291	$24,291

Exit Year Enterprise Value	$140,525.5	$160,600.6	$180,675.7	$154,578.1	$176,660.7	$198,743.2	$170,035.9	$194,326.7	$218,617.6
Less: Net Debt	$(42,447.9)	$(42,447.9)	$(42,447.9)	$(39,985)	$(39,985)	$(39,985)	$(36,847)	$(36,847)	$(36,847)

Common Equity Value	$98,077.6	$118,152.7	$138,227.8	$114,592.7	$136,675.3	$158,757.9	$133,188.7	$157,479.6	$181,770.4

	%	Initial
Equity Source/Holder	Ownership	Investment	Equity Value of Holding and Implied IRR

Management
	29.9%	$5,700.2	$29,346.6	$35,353.4	$41,360.3	$34,288.2	$40,895.7	$47,503.2	$39,852.5	$47,120.8	$54,389.0

IRR			50.6%	57.8%	64.1%	56.6%	63.6%	69.8%	62.6%	69.5%	75.7%

New Equity Sponsor
	70.1%	32,500.2	$68,731.0	$82,799.3	$96,867.5	$80,304.5	$95,779.6	$111,254.6	$93,336.2	$110,358.8	$127,381.4

IRR			20.6%	26.3%	31.4%	25.4%	31.0%	36.0%	30.2%	35.7%	40.7%

NEW EQUITY SPONSOR IRR SENSITIVITY ANALYSIS	PROJECT PHOENIX
Case: Base	Page 4
($ in thousands except as otherwise noted)
PURCHASE PRICE PER SHARE

		$14.00	$14.50	$15.00	$15.50	$16.00	$16.50	$17.00	$17.50

Implied Premium		19.1%	23.4%	27.7%	31.9%	36.2%	40.4%	44.7%	48.9%
(based on Phoenix I price of $11.75 on 10/19/07)

Exit Year: 2011

Exit Multiple
	5.0 x	5.7%	3.9%	2.3%	0.7%	-0.7%	-2.0%	-3.3%	-4.4%
	6.0 x	13.9%	11.9%	10.1%	8.5%	7.0%	5.5%	4.2%	2.9%
	7.0 x	20.6%	18.5%	16.6%	14.9%	13.3%	11.7%	10.3%	9.0%
	8.0 x	26.3%	24.2%	22.2%	20.4%	18.7%	17.1%	15.6%	14.2%
	9.0 x	31.4%	29.1%	27.1%	25.2%	23.4%	21.7%	20.2%	18.7%

Exit Year: 2012

Exit Multiple
	5.0 x	11.0%	9.1%	7.4%	5.8%	4.3%	2.9%	1.6%	0.3%
	6.0 x	18.8%	16.8%	14.9%	13.2%	11.6%	10.1%	8.7%	7.4%
	7.0 x	25.4%	23.2%	21.3%	19.4%	17.8%	16.2%	14.7%	13.3%
	8.0 x	31.0%	28.8%	26.7%	24.8%	23.1%	21.4%	19.9%	18.4%
	9.0 x	36.0%	33.7%	31.5%	29.6%	27.7%	26.0%	24.4%	22.9%

Exit Year: 2013

Exit Multiple
	5.0 x	20.7%	18.4%	16.2%	14.2%	12.4%	10.7%	9.2%	6.3%
	6.0 x	28.6%	26.1%	23.8%	21.7%	19.7%	17.9%	16.3%	13.2%
	7.0 x	35.2%	32.6%	30.2%	27.9%	25.9%	24.0%	22.3%	19.1%
	8.0 x	41.0%	38.2%	35.7%	33.4%	31.3%	29.3%	27.5%	24.2%
	9.0 x	46.2%	43.3%	40.7%	38.3%	36.1%	34.0%	32.1%	28.7%

NEW EQUITY SPONSOR IRR SENSITIVITY ANALYSIS	PROJECT PHOENIX
Case: Base	Page 5
($ in thousands except as otherwise noted)

		Implied Purchase Price per Share			Implied Prem. to Current Phoenix I Price
		based on EBITDA Exit Multiple of:			based on EBITDA Exit Multiple of:
IRR	Exit Year	7.0x	8.0x	9.0x	7.0x	8.0x	9.0x
25.0%	2011	$14.66	$16.13	$17.60	24.8%	37.3%	49.8%
	2012	$15.98	$17.59	$19.22	36.0%	49.7%	63.5%
	2013	$17.45	$19.23	$21.02	48.5%	63.7%	78.9%

30.0%	2011	$13.54	$14.78	$16.05	15.3%	25.8%	36.6%
	2012	$14.67	$16.03	$17.42	24.8%	36.5%	48.3%
	2013	$15.93	$17.44	$18.96	35.6%	48.4%	61.4%

35.0%	2011	$12.61	$13.68	$14.76	7.3%	16.4%	25.6%
	2012	$13.57	$14.75	$15.94	15.5%	25.5%	35.7%
	2013	$14.66	$15.96	$17.27	24.8%	35.8%	47.0%

MODEL ASSUMPTIONS	PROJECT PHOENIX
Case: Base	Page 6
Pro Forma Merger Overview

	Phoenix I	Phoenix I	Phoenix I
	Stand Alone	@ 2014	@ LBO Deal
Number of Existing Common Shares Outstanding	5,130	5,130	5,130

Existing Number of Options/Warrants	319	319	319
Average Exercise Price Per Share	$5.00	$5.00	$5.00

Treasury Method Adjustment	184	240	205

Existing Number of Options/Warrants	75	75	75
Average Exercise Price Per Share	$12.60	$12.60	$12.60

Treasury Method Adjustment	0	28	8

Existing Number of Options/Warrants	0	0	0
Average Exercise Price Per Share	$—	$—	$—

Treasury Method Adjustment	0	0	0

Existing Number of Options/Warrants	0	0	0
Average Exercise Price Per Share	$—	$—	$—

Treasury Method Adjustment	0	0	0

Fully Diluted Shares	5,313	5,397	5,343

Current Market Price Per Share	$11.75	$20.00	$14.00
Date of Current Market	10/19/2007	10/19/2007	10/19/2007

PRO FORMA COVERAGES	PROJECT PHOENIX
Case: Base	Page 7
($ in thousands except as otherwise noted)

	PRO FORMA COVERAGES
	Pro Forma Fiscal Year Ended				Expected		Projected
	2005		2006		2007		2008		2009		2010		2011		2012		2013		2014
EBITDA/Interest	2.5	x	3.2	x	2.8	x	3.5	x	3.7	x	4.1	x	4.6	x	5.3	x	6.1	x	7.0	x
FCF/Interest	1.3	x	1.2	x	1.7	x	2.0	x	2.1	x	2.4	x	2.7	x	3.0	x	3.5	x	4.1	x

Senior Debt/EBITDA	4.0	x	3.1	x	3.5	x	3.3	x	2.6	x	1.9	x	1.4	x	0.9	x	0.8	x	0.0	x
Senior Debt/FCF (a)	7.4	x	8.4	x	5.8	x	5.3	x	4.8	x	4.2	x	3.7	x	3.1	x	2.6	x	3.4	x

Total Debt/EBITDA	5.8	x	4.5	x	5.2	x	4.2	x	4.0	x	3.5	x	3.1	x	2.7	x	2.3	x	2.0	x
Total Debt/FCF (a)	10.8	x	12.2	x	8.4	x	7.6	x	6.8	x	6.1	x	5.4	x	4.7	x	4.0	x	3.4	x

Proforma Net Debt/EBITDA	3.9	x	3.1	x	3.5	x	2.9	x	2.8	x	2.4	x	2.1	x	1.8	x	1.5	x	1.2	x
Proforma Net Debt/FCF (a)	7.4	x	8.3	x	5.7	x	5.3	x	4.8	x	4.2	x	3.7	x	3.1	x	2.6	x	2.1	x

FCF/Total Debt Service (a)	0.5	x	0.4	x	0.6	x	0.7	x	0.8	x	0.9	x	1.0	x	1.1	x	3.7	x	0.8	x

					At Close
Excess Availability					18,354		20,584		27,608		32,952		39,124		46,220		54,347		43,598

(a)	FCF represents EBITDA less maintenance capital expenditures.

FINANCIAL SUMMARY	PROJECT PHOENIX
Case: Base	Page 8
($ in thousands except as otherwise noted)

	Pro Forma FY Ended		Expected				Projected
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Revenues	$183,873	$195,522	$212,672	$246,382	$301,248	$331,373	$364,510	$400,961	$441,057	$485,163
Revenue Growth	NM	NM	NM	15.9%	22.3%	10.0%	10.0%	10.0%	10.0%	10.0%

EBITDA	$11,020	$14,034	$12,352	$15,661	$16,591	$18,250	$20,075	$22,083	$24,291	$26,720
EBITDA Margin	6.0%	7.2%	5.8%	6.4%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%

EBIT	$6,521	$8,148	$8,223	$10,118	$10,348	$11,237	$12,215	$13,291	$14,474	$15,776
EBIT Margin	3.5%	4.2%	3.9%	4.1%	3.4%	3.4%	3.4%	3.3%	3.3%	3.3%

FCF (a)	$5,890	$5,217	$7,552	$8,661	$9,591	$10,550	$11,605	$12,766	$14,042	$15,446
FCF Growth	NM	-11.4%	44.7%	14.7%	10.7%	10.0%	10.0%	10.0%	10.0%	10.0%

Net Income	$4,204	$4,166	$5,558	$3,417	$3,487	$4,053	$4,714	$5,456	$6,285	$7,188
Net Income %	2.3%	2.1%	2.6%	1.4%	1.2%	1.2%	1.3%	1.4%	1.4%	1.5%

Fully Diluted EPS	$1.01	$0.90	$1.05	$0.64	$0.65	$0.75	$0.87	$1.01	$1.16	$1.33

Maintenance Capital Expenditures	$5,130	$8,816	$4,800	$7,000	$7,000	$7,700	$8,470	$9,317	$10,249	$11,274
Expansionary Capital Expenditures	0	0	0	0	0	0	0	0	0	0

Total Capital Expenditures	$5,130	$8,816	$4,800	$7,000	$7,000	$7,700	$8,470	$9,317	$10,249	$11,274

Net Interest Expense				$4,423	$4,536	$4,482	$4,358	$4,198	$3,999	$3,795

(a)	Free Cash Flow equals consolidated EBITDA less consolidated maintenance capital expenditures.

FINANCING ASSUMPTIONS	PROJECT PHOENIX
Case: Base	Page 9

	Projected
Financing Assumptions:	At Close	2008	2009	2010	2011	2012	2013	2014

Revolver	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%

Senior Debt	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%

Subordinated Debt	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%

Bridge Loan	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%

Notes Payable	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%

Tax Rates:
Assumed Blended Rate	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%

Earned on Cash Balances	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

	Projected
Working Capital Analysis (a):	At Close	2008	2009	2010	2011	2012	2013	2014

Days Receivable	57.76	57.76	57.76	57.76	57.76	57.76	57.76	57.76
Accounts Receivable/Revenue	15.82%	15.82%	15.82%	15.82%	15.82%	15.82%	15.82%	15.82%
Inventories/COS	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%
Other Current Assets/Revenue	1.33%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Other Assets/Revenue	0.00%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%
Days Payable	36.78	34.84	34.84	34.84	34.84	34.84	34.84	34.84
Accounts Payable/COS	10.08%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%
Accrued Liabilities/Total Operating Expense	45.01%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%
Other Accrued Expenses/Total Operating Expense	156.63%	162.37%	153.30%	139.36%	126.69%	115.18%	104.71%	95.19%

(a)	Working capital assumptions are based on management estimates.

INCOME STATEMENTS	PROJECT PHOENIX
Case: Base	Page 10
($ in thousands except as otherwise noted)

	Pro Forma FY Ended		Expected	Projected
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

Net Sales	183,873	195,522	212,672	246,382	301,248	331,373	364,510	400,961	441,057	485,163

Direct costs	164,186	170,326	188,399	219,221	272,477	299,725	329,697	362,667	398,934	438,827

Gross Profit	19,687	25,196	24,273	27,161	28,771	31,648	34,813	38,294	42,124	46,336

Total Operating Expenses (d)	8,667	11,162	11,921	11,500	12,180	13,398	14,738	16,212	17,833	19,616

EBITDA (a)	11,020	14,034	12,352	15,661	16,591	18,250	20,075	22,083	24,291	26,720

Depreciation and Amortization	4,499	5,885	4,129	5,543	6,243	7,013	7,860	8,792	9,817	10,944

EBIT	6,521	8,148	8,223	10,118	10,348	11,237	12,215	13,291	14,474	15,776

Interest Expense: (b)
Revolver (c)				325	967	1,456	1,873	2,256	2,599	2,395
Senior Debt				2,711	2,169	1,627	1,084	542	0	0
Subordinated Debt				2,000	2,000	2,000	2,000	2,000	2,000	2,000
Preferred Equity				0	0	0	0	0	0	0
Seller Note Payable				0	0	0	0	0	0	0
Interest Income				(613)	(600)	(600)	(600)	(600)	(600)	(600)

Total Interest Expense				4,423	4,536	4,482	4,358	4,198	3,999	3,795

Pretax Income				5,694	5,811	6,754	7,857	9,093	10,475	11,981

Income Taxes				2,278	2,325	2,702	3,143	3,637	4,190	4,792

Net Income				3,417	3,487	4,053	4,714	5,456	6,285	7,188

Number of Shares Outstanding				5,343	5,343	5,397	5,397	5,397	5,397	5,397
Fully Diluted EPS				$0.64	$0.65	$0.75	$0.87	$1.01	$1.16	$1.33

Operating Margins:
EBITDA Margin	—	—	—	6.4%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%
EBIT Margin	—	—	—	4.1%	3.4%	3.4%	3.4%	3.3%	3.3%	3.3%
NI Margin	—	—	—	1.4%	1.2%	1.2%	1.3%	1.4%	1.4%	1.5%

(a)	Excludes non-cash items.

(b)	Interest expense is calculated from the previous years’ debt balance.

(c)	Interest expense on the revolver is calculated on the previous years principal balance.

CASH FLOW ANALYSIS AND CAPITALIZATION TABLE	PROJECT PHOENIX
Case: Base	Page 11
($ in thousands except as otherwise noted)

	Projected
	2008	2009	2010	2011	2012	2013	2014

EBITDA	$15,661	$16,591	$18,250	$20,075	$22,083	$24,291	$26,720

LESS:
Interest Expense	4,423	4,536	4,482	4,358	4,198	3,999	3,795
Income Tax	2,278	2,325	2,702	3,143	3,637	4,190	4,792
Preferred Dividends	0	0	0	0	0	0	0
Add: Non-Cash Interest Expense	0	0	0	0	0	0	0
Maintenance Capital Expenditures	7,000	7,000	7,700	8,470	9,317	10,249	11,274
Expansionary Capital Expenditures	0	0	0	0	0	0	0

Total Capital Expenditures	7,000	7,000	7,700	8,470	9,317	10,249	11,274

Changes in Other Assets	739	165	90	99	109	120	132
Changes in Other Liabilities	0	0	0	0	0	0	0
Increases (Decreases) in Working Capital	3,789	2,332	1,949	2,144	2,359	2,595	2,854

Cash Flow Available for Debt Amortization	(2,569)	233	1,326	1,861	2,463	3,138	3,873

Scheduled Amortization:
Senior Debt	7,746	7,746	7,746	7,746	7,746	0	0
Subordinated Debt	0	0	0	0	0	0	20,000
Bridge Loan	0	0	0	0	0	0	0
Notes Payable	0	0	0	0	0	0	0

Total Scheduled Amortization	7,746	7,746	7,746	7,746	7,746	0	20,000

Increase (Decrease) in Cash	(10,315)	(7,513)	(6,420)	(5,885)	(5,284)	3,138	(16,127)

Drawdown of Revolver	9,884	7,513	6,420	5,885	5,284	0	16,127
Paydown of Revolver	0	0	0	0	0	3,138	0

Net Increase (Decrease) in Cash	(431)	0	(0)	0	0	0	0

	At	Projected
	Closing	2008	2009	2010	2011	2012	2013	2014

Capitalization Table:
Revolver	$5,000	$14,884	$22,397	$28,817	$34,702	$39,985	$36,847	$52,975
Notes Payable	0	0	0	0	0	0	0	0
Senior Debt	38,730	30,984	23,238	15,492	7,746	0	0	0
Subordinated Debt	20,000	20,000	20,000	20,000	20,000	20,000	20,000	0
Seller note	0	0	0	0	0	0	0	0

Total Debt	63,730	65,868	65,635	64,309	62,448	59,985	56,847	52,975

Preferred Equity	0	0	0	0	0	0	0	0
Common Equity	32,500	35,917	39,404	43,456	48,171	53,626	59,911	67,100

Stockholders’ Equity	32,500	35,917	39,404	43,456	48,171	53,626	59,911	67,100

Total Capitalization	$96,231	$101,785	$105,039	$107,765	$110,619	$113,612	$116,758	$120,074

Cash Balances	$20,431	$20,000	$20,000	$20,000	$20,000	$20,000	$20,000	$20,000

BALANCE SHEETS	PROJECT PHOENIX
Case: Base	Page 12
($ in thousands except as otherwise noted)

		June 30, 2007
	Unaudited	Financing Adjustments		At	Projected
	2007	Debit	Credit	Closing	2008	2009	2010	2011	2012	2013	2014

ASSETS
Cash and Marketable Securities	$25,816	$82,500	($87,885)	$20,431	$20,000	$20,000	$20,000	$20,000	$20,000	$20,000	$20,000
Accounts Receivable	33,652	0	0	33,652	38,986	47,668	52,434	57,678	63,446	69,790	76,769
Inventories	1,251	0	0	1,251	1,456	1,809	1,990	2,189	2,408	2,649	2,914
Other Current and Intercompany	2,820	0	0	2,820	2,820	1,506	1,657	1,823	2,005	2,205	2,426

Total Current Assets	63,539	82,500	(87,885)	58,154	63,262	70,983	76,082	81,690	87,859	94,645	102,109

PP&E , net	36,493	0	0	36,493	43,493	50,493	58,193	66,663	75,980	86,229	97,503
Less Accumulated Depreciation	0	0	0	0	4,829	10,359	16,658	23,804	31,882	40,985	51,216

Net PP&E	36,493	0	0	36,493	38,664	40,135	41,535	42,859	44,098	45,244	46,287

Goodwill, net	0	40,260	0	40,260	40,260	40,260	40,260	40,260	40,260	40,260	40,260
Refundable Deposits	884	0	0	884	862	840	818	796	774	752	729
Claims Receivable	2,464	0	0	2,464	2,341	2,217	2,094	1,971	1,848	1,725	1,602
Note Receivable - less current portion	481	0	0	481	412	343	275	206	137	69	0
Capitalized Transaction Costs	0	3,500	0	3,500	3,000	2,500	2,000	1,500	1,000	500	0
Other Assets	0	0	0	0	739	904	994	1,094	1,203	1,323	1,455

Total Assets	$103,861	$126,261	($87,885)	$142,236	$149,540	$158,183	$164,058	$170,375	$177,179	$184,517	$192,443

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolver	0	5,000	0	5,000	14,884	22,397	28,817	34,702	39,985	36,847	52,975
Accounts Payable	18,985	0	0	18,985	20,925	26,009	28,609	31,470	34,617	38,079	41,887
Accrued Liabilities	5,365	0	0	5,365	5,175	5,481	6,029	6,632	7,295	8,025	8,827
Other Current Liabilities	18,672	0	0	18,672	18,672	18,672	18,672	18,672	18,672	18,672	18,672

Total Current Liabilities	43,023	5,000	0	48,023	59,656	72,558	82,127	91,476	100,570	101,623	122,361

Total Debt:
Other	0	0	0	0	0	0	0	0	0	0	0
Senior Debt	13,730	25,000	0	38,730	30,984	23,238	15,492	7,746	0	0	0
Subordinated Debt	0	20,000	0	20,000	20,000	20,000	20,000	20,000	20,000	20,000	0
Obligations under capital leases	8	0	0	8	8	8	8	8	8	8	8
Note Payable and Accrued Interest	0	0	0	0	0	0	0	0	0	0	0
Seller Note	0	0	0	0	0	0	0	0	0	0	0

Total Long-Term Debt	13,738	45,000	0	58,738	50,992	43,246	35,500	27,754	20,008	20,008	8

Other Liabilities	2,975	0	0	2,975	2,975	2,975	2,975	2,975	2,975	2,975	2,975

Total Liabilities	59,736	50,000	0	109,736	113,623	118,779	120,602	122,205	123,553	124,606	125,343

Shareholders’ Equity:
Preferred Stock	0	0	0	0	0	0	0	0	0	0	0
Investments in Subsidiaries (a)	12,571	0	(12,571)	0	0	0	0	0	0	0	0
Common Stock + APIC	19,230	32,500	(19,230)	32,500	32,500	32,500	32,500	32,500	32,500	32,500	32,500
Treasury Stock	0	0	0	0	0	0	0	0	0	0	0
Retained Earnings / (Loss)	12,324	0	(12,324)	0	3,417	6,903	10,956	15,670	21,126	27,411	34,599

Total Shareholders’ Equity	44,125	32,500	(44,125)	32,500	35,917	39,404	43,456	48,171	53,626	59,911	67,100

Total Lia. & SH Equity	$103,861	$82,500	($44,125)	$142,236	$149,540	$158,183	$164,058	$170,375	$177,179	$184,517	$192,443

(a)	Investments in subsidiaries goes to zero after deal closes, as Phoenix II becomes part of Phoenix I

DEBT CAPACITY	PROJECT PHOENIX
Case: Base	Page 13
($ in thousands except as otherwise noted)

			@ Closing	Projected
	Eligible	Advance	Proforma	2008	2009	2010	2011	2012	2013	2014

Effective Accounts Receivable Advance Rate	90%	75%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%

Effective Inventory Advance Rate	85%	65%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%

Accounts Receivable			33,652	38,986	47,668	52,434	57,678	63,446	69,790	76,769
Inventory			1,251	1,456	1,809	1,990	2,189	2,408	2,649	2,914

Advance Against Accounts Receivable			22,715	26,316	32,176	35,393	38,933	42,826	47,108	51,819
Advance Against Inventories			691	804	1,000	1,100	1,210	1,331	1,464	1,610

Total Revolver Advance			23,406	27,120	33,175	36,493	40,142	44,156	48,572	53,429

Outstanding Revolver Balance			5,000	14,884	22,397	28,817	34,702	39,985	36,847	52,975

Total Net PP&E (BV)			36,493	38,664	40,135	41,535	42,859	44,098	45,244	46,287
Effective Advance Rate on Net PP&E	100%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Borrowing Base on Net PP&E			18,247	19,332	20,067	20,768	21,430	22,049	22,622	23,144
Senior Term Debt			0	0	0	0	0	0	0	0
Excess/(Shortfall) on Fixed Assets			18,247	19,332	20,067	20,768	21,430	22,049	22,622	23,144

Total Borrowing Availability			41,653	46,452	53,243	57,261	61,572	66,205	71,194	76,573
Total Senior Outstandings (Net Cash)			23,299	25,868	25,635	24,309	22,448	19,985	16,847	32,975

Excess Availability			18,354	20,584	27,608	32,952	39,124	46,220	54,347	43,598

DEBT SCHEDULE Case: Base	PROJECT PHOENIX Page 14

($ in thousands except as otherwise noted)
		At	Projected
		Closing	2008	2009	2010	2011	2012	2013	2014

Revolver
Beginning Balance			$5,000	$14,884	$22,397	$28,817	$34,702	$39,985	$36,847
Interest Expense	6.5%		325	967	1,456	1,873	2,256	2,599	2,395
Additions			9,884	7,513	6,420	5,885	5,284	—	16,127
Reductions			—	—	—	—	—	3,138	—

Ending Balance		5,000	14,884	22,397	28,817	34,702	39,985	36,847	52,975

Senior Debt
Beginning Balance			$38,730	$30,984	$23,238	$15,492	$7,746	$—	$—
Interest Expense	7.0%		2,711	2,169	1,627	1,084	542	—	—
Amortization	5 Years		7,746	7,746	7,746	7,746	7,746

Ending Balance		38,730	30,984	23,238	15,492	7,746	—	—	—

Subordinated Debt
Beginning Balance			$20,000	$20,000	$20,000	$20,000	$20,000	$20,000	$20,000
Interest Expense	10.0%		2,000	2,000	2,000	2,000	2,000	2,000	2,000
Amortization			—	—	—	—	—	—	20,000

Ending Balance		20,000	20,000	20,000	20,000	20,000	20,000	20,000	—

Present Value of Note	—		—	—	—	—	—
Discount Rate of Note	10.0%

Income Taxes	40.0%		2,278	2,325	2,702	3,143	3,637	4,190	4,792
NOL			—	—	—	—	—	—	—

Net Income Taxes			2,278	2,325	2,702	3,143	3,637	4,190	4,792

NOL
Beginning Balance			$—	$—	$—	$—	$—	$—	$—
Additions			—	—	—	—	—	—	—
Reductions			—	—	—	—	—	—	—

Ending Balance		—	—	—	—	—	—	—	—

PRO FORMA AND OPERATING ASSUMPTIONS Case: Base	PROJECT PHOENIX Page 16

($ in thousands except as otherwise notes)

	Pro Forma FY Ended		Expected	Projected
Pro Forma Consolidated Operations	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

Net Sales
Internal Growth	183,873	195,522	212,672	246,382	301,248	331,373	364,510	400,961	441,057	485,163
External Growth

Total Net Sales	183,873	195,522	212,672	246,382	301,248	331,373	364,510	400,961	441,057	485,163

Direct Costs
Internal Growth	164,186	170,326	188,399	219,221	272,477	299,725	329,697	362,667	398,934	438,827

Total Direct Costs	164,186	170,326	188,399	219,221	272,477	299,725	329,697	362,667	398,934	438,827

Gross Profit	19,687	25,196	24,273	27,161	28,771	31,648	34,813	38,294	42,124	46,336

SG&A	8,667	11,162	11,921	11,500	12,180	13,398	14,738	16,212	17,833	19,616

EBITDA (c )	11,020	14,034	12,352	15,661	16,591	18,250	20,075	22,083	24,291	26,720

Depreciation & Amortization (a)	4,499	5,885	4,129	5,543	6,243	7,013	7,860	8,792	9,817	10,944

EBIT	6,521	8,148	8,223	10,118	10,348	11,237	12,215	13,291	14,474	15,776

	Pro Forma FY Ended			Projected
Operating Assumptions	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

Net Sales Growth	NM	6.3%	8.8%	15.9%	22.3%	10.0%	10.0%	10.0%	10.0%	10.0%

Cost of Sales %	89.3%	87.1%	88.6%	89.0%	90.4%	90.4%	90.4%	90.4%	90.4%	90.4%

Gross Margin	10.7%	12.9%	11.4%	11.0%	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%

Variable SG&A %	4.7%	5.7%	5.6%	4.7%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%

Total SG&A %	4.7%	5.7%	5.6%	4.7%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%

EBITDA %	6.0%	7.2%	5.8%	6.4%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%

Maintenance Capex
Maint. Capex (% of revenues)	2.79%	4.51%	2.26%	2.84%	2.32%	2.32%	2.32%	2.32%	2.32%	2.32%
Capital Requirement	5,130	8,816	4,800	7,000	7,000	7,700	8,470	9,317	10,249	11,274

Expansionary Capex
Expansionary Capex (% of revenues)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expansionary Capex	0	0	0	0	0	0	0	0	0	0

(a)	Deprecition in 2007 is set equal to 2006

DEPRECIATION AND AMORTIZATION SCHEDULES	PROJECT PHOENIX
Case: Base	Page 17

($ in thousands except as otherwise noted)

DEPRECIATION ON PP&E AT CLOSING
	PP&E @	Depreciable	Projected
	Close	Life	2007	2008	2009	2010	2011	2012	2013	2014

Total	36,493	10.0	$3,649	3,649	3,649	3,649	3,649	3,649	3,649	3,649

DEPRECIATION ON CAPITAL EXPENDITURES
Capital	Depreciable	Projected
Expenditure	Life	2007	2008	2009	2010	2011	2012	2013	2014

4,800	10.0	$480	480	480	480	480	480	480	480
7,000	10.0		700	700	700	700	700	700	700
7,000	10.0			700	700	700	700	700	700
7,700	10.0				770	770	770	770	770
8,470	10.0					847	847	847	847
9,317	10.0						932	932	932
10,249	10.0							1,025	1,025
11,274	10.0								1,127

		480	1,180	1,880	2,650	3,497	4,429	5,454	6,581

		$4,129	$4,829	$5,529	$6,299	$7,146	$8,078	$9,103	$10,230

AMORTIZATION SCHEDULE
		Amortization	Projected
	Amount	Period	2008	2009	2010	2011	2012	2013	2014

Transaction Fee Amortization	$3,500	7.0	$500	$500	$500	$500	$500	$500	$500
Goodwill Amortization	40,260	0.0	$0	$0	$0	$0	$0	$0	$0
Refundable Deposits Amortization	884	40.0	$22	22	22	22	22	22	22
Donor Base and Records Amortization	2,464	20.0	$123	123	123	123	123	123	123
Deferred Bond Amortization	481	7.0	$69	69	69	69	69	69	69

Total Amortization			$714	$714	$714	$714	$714	$714	$714

TOTAL DEPRECIATION & AMORTIZATION
	Projected
	2008	2009	2010	2011	2012	2013	2014

Total Depreciation & Amortization	$5,543	$6,243	$7,013	$7,860	$8,792	$9,817	$10,944